Exhibit 99.1

Contacts:	Media	Investors
	Stephen Cohen	Joyce Arpin
	(212) 886-9332	(702) 880-4707

Caesars Entertainment Announces Completion of

Harrah’s Las Vegas Sale and Leaseback Transaction and

Land Acquisition for New Convention Center in Las Vegas

LAS VEGAS, December 22, 2017 – Caesars Entertainment Corporation (NASDAQ: CZR) (“Caesars Entertainment” or “Caesars”) has completed the previously announced agreement to sell and leaseback the real estate assets associated with Harrah’s Las Vegas to VICI Properties (“VICI”) and to acquire adjacent land from VICI to develop a planned new convention center. Caesars Entertainment received $1.14 billion in cash in return for Harrah’s Las Vegas’ real estate assets and acquired 18.4 acres of adjacent land as part of the convention center agreement.

“The successful closing of these transactions marks the latest step in our diversified growth strategy,” said Mark Frissora, President and Chief Executive Officer of Caesars Entertainment. “The proceeds of the sale of Harrah’s Las Vegas will be used to partially fund the previously announced acquisition of Centaur and is expected to allow us to develop the convention center without increasing leverage. In addition, the transactions will allow us to maintain Harrah’s Las Vegas’ connectivity to our network, while pursuing our plans to develop another important destination right in the middle of our center-Strip footprint.”

Caesars Entertainment will continue to operate Harrah’s Las Vegas, including gaming, hotel operations and all other amenities. The property will remain a part of the Caesars Entertainment network and continue to benefit from the Harrah’s brand, the Total Rewards loyalty network and access to centralized services. The sale and leaseback transaction expands the recently formed relationship between Caesars Entertainment and VICI Properties. As part of the sale and leaseback transaction, Caesars and VICI will enter into a 15-year lease for Harrah’s Las Vegas under which Caesars will pay initial annual rent of $87.4 million. The rent will increase contractually in subsequent years. Caesars will have the option to extend the lease for an additional 20 years via four five-year extensions.

The planned convention center is expected to feature 300,000 square feet of flexible meeting space. It will have the largest column-free ballroom in the United States, state-of-the-art technology and flexibility to accommodate meetings of many different sizes. The conference space is expected to accommodate more than 10,000 attendees and include an outdoor plaza, which can be used for a variety of events.

Caesars Entertainment and VICI Properties have negotiated for limited purchase rights with respect to the planned convention center upon completion. Subject to certain conditions, Caesars will have the right to require VICI to purchase the convention center and lease it back to Caesars, and in the event Caesars does not exercise its put right, VICI will have an option to acquire the convention center and lease it back to Caesars.

About Caesars Entertainment Corporation

Caesars Entertainment is the world’s most diversified casino-entertainment provider and the most geographically diverse U.S. casino-entertainment company. Caesars Entertainment is mainly comprised of two wholly owned operating subsidiaries: CEOC, LLC and Caesars Resort Collection, LLC. Since its beginning in Reno, Nevada, in 1937, Caesars Entertainment has grown through development of new resorts, expansions and acquisitions and its portfolio of subsidiaries now operate 47 casinos in 13 U.S. states and five countries. Caesars Entertainment’s resorts operate primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. Caesars Entertainment’s portfolio also includes the Caesars Entertainment UK family of casinos. Caesars Entertainment is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. Caesars Entertainment is committed to environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.

Forward-Looking Statements

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, they include statements relating to, among other things, Caesars Entertainment’s plans, strategies, opportunities for growth and consummation of the proposed acquisition of Centaur and development of a convention center. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Further, these statements contain words such as “will”, “expects”, “plans” and “continue to” or the negative or other variations thereof or comparable terminology. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of Caesars Entertainment may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, and other factors described from time to time in Caesars Entertainment’s reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•	completion of the acquisition of Centaur described herein is subject to receipt of regulatory approvals and other customary closing conditions, which may not be satisfied;

•	we may not be able to realize the anticipated benefits of our proposed acquisition of Centaur;

•	development of the convention center is subject to risks associated with new construction projects, including those described below;

•	the impact of our new operating structure post-emergence;

•	the effects of local and national economic, credit, and capital market conditions on the economy, in general, and on the gaming industry, in particular;

•	the ability to realize improvements in our business and results of operations through our property renovation investments, technology deployments, business process improvement initiatives and other continuous improvement initiatives;

•	the ability to take advantage of opportunities to grow our revenue;

•	the financial results of our consolidated businesses;

•	the impact of our substantial indebtedness and lease obligations and the restrictions in our debt and lease agreements;

•	access to available and reasonable financing on a timely basis, including the ability of Caesars Entertainment to refinance its indebtedness on acceptable terms;

•	the ability of our customer tracking, customer loyalty, and yield management programs to continue to increase customer loyalty and same-store or hotel sales;

•	changes in the extensive governmental regulations to which we are subject, and changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines and fines of courts, regulators and governmental bodies;

•	our ability to recoup costs of capital investments through higher revenues;

•	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

•	the effects of competition, including locations of competitors, growth of online gaming, competition for new licenses, and operating and market competition;

•	the ability to timely and cost-effectively integrate companies that we acquire into our operations;

•	the potential difficulties in employee retention and recruitment;

•	construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, and building permit issues;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions, and fines and taxation;

•	acts of war or terrorist incidents, (including the impact of the recent mass shooting in Las Vegas on tourism), severe weather conditions, uprisings or natural disasters, including losses therefrom, losses in revenues and damage to property, and the impact of severe weather conditions on our ability to attract customers to certain of our facilities;

•	the effects of environmental and structural building conditions relating to our properties;

•	a disruption, failure or breach of our network, information systems or other technology, or those of our vendors, on which we are dependent;

•	risks and costs associated with protecting the integrity and security of internal, employee and customer data;

•	access to insurance on reasonable terms for our assets; and

•	the impact, if any, of unfunded pension benefits under multiemployer pension plans.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Caesars Entertainment disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this release.